Exhibit 99.1

Corporate Headquarters

100 Motor Parkway, Suite 160

Hauppauge, NY 11788-5138

Direct Dial: 631-360-9304

Direct Fax: 631-360-9380

PRESS RELEASE

Release Date: February 28, 2006

Contact:	Ms. Judith Barber Corporate Secretary

SMITHTOWN BANCORP DECLARES CASH DIVIDEND

DATELINE, February 28, 2006 - The board of directors of Smithtown Bancorp has declared a cash dividend of $.06 per share payable to all common shareholders of record as of the close of business on March 17, 2006. The dividend will be paid on April 3, 2006.

Smithtown Bancorp is the parent company of Bank of Smithtown. The company’s shares trade on NASDAQ under the symbol “SMTB”.